EXHIBIT 1.1

UNDERWRITING AGREEMENT

June 15, 2009

Comcast Corporation

One Comcast Center

Philadelphia, Pennsylvania 19103-2838

Ladies and Gentlemen:

We (the “Managers”) are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the “Underwriters”), and we understand that Comcast Corporation, a Pennsylvania corporation (the “Company”), proposes to issue and sell $700,000,000 aggregate principal amount of 5.70% Notes Due 2019 (the “2019 Notes”) and $800,000,000 aggregate principal amount of 6.55% Notes Due 2039 (the “2039 Notes” and together with the 2019 Notes, the “Offered Securities”). The Offered Securities are to be issued pursuant to the provisions of the Indenture, dated as of January 7, 2003 by and among the Company, the Cable Guarantors (defined below) (other than Comcast MO of Delaware, LLC) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), as amended by the First Supplemental Indenture dated as of March 25, 2003 by and among the Company, the Cable Guarantors and the Trustee, and guaranteed on an unsecured and unsubordinated basis by Comcast Cable Communications, LLC, Comcast Cable Communications Holdings, Inc., Comcast Cable Holdings, LLC, Comcast MO Group, Inc. and Comcast MO of Delaware, LLC (the “Cable Guarantors”).

Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the aggregate principal amount of the 2019 Notes set forth below opposite their names at a purchase price of 99.313% plus accrued interest, if any, from June 18, 2009 to the date of payment and delivery and the aggregate principal amount of the 2039 Notes set forth below opposite their names at a purchase price of 98.627% plus accrued interest, if any, from June 18, 2009 to the date of payment and delivery (in each case, the “Purchase Price”).

Underwriter	Principal Amount of 2019 Notes To Be Purchased	Principal Amount of 2039 Notes To Be Purchased
Banc of America Securities LLC	$140,000,000	$160,000,000
Barclays Capital Inc.	140,000,000	160,000,000
BNP Paribas Securities Corp.	140,000,000	160,000,000
Wachovia Capital Markets, LLC	140,000,000	160,000,000
Citigroup Global Markets Inc.	12,250,000	14,000,000
Daiwa Securities America Inc.	12,250,000	14,000,000
Deutsche Bank Securities Inc.	12,250,000	14,000,000
Goldman, Sachs & Co.	12,250,000	14,000,000
J.P. Morgan Securities Inc.	12,250,000	14,000,000
Mitsubishi UFJ Securities (USA), Inc.	12,250,000	14,000,000
Morgan Stanley & Co. Incorporated	12,250,000	14,000,000
RBS Securities Inc.	12,250,000	14,000,000
UBS Securities LLC	12,250,000	14,000,000
SunTrust Robinson Humphrey, Inc.	5,250,000	6,000,000
Lloyds TSB Bank plc	4,200,000	4,800,000
Mizuho Securities USA Inc.	4,200,000	4,800,000
U.S. Bancorp Investments, Inc.	4,200,000	4,800,000
BNY Mellon Capital Markets, LLC	3,500,000	4,000,000
Loop Capital Markets, LLC	1,400,000	1,600,000
The Williams Capital Group, L.P.	1,400,000	1,600,000
Blaylock Robert Van, LLC	700,000	800,000
Cabrera Capital Markets, LLC	700,000	800,000
Doley Securities, LLC	700,000	800,000
Guzman & Company	700,000	800,000
M.R. Beal & Company	700,000	800,000
Muriel Siebert & Co., Inc.	700,000	800,000
Samuel A. Ramirez & Co., Inc.	700,000	800,000
Utendahl Capital Group, LLC	700,000	800,000

Total	$700,000,000	$800,000,000

The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California at 10:00 a.m. (New York time) on June 18, 2009, or at such other time, not later than 5:00 p.m. (New York time) on June 25, 2009 as shall be designated in writing by the Underwriters and the Company. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date.”

The Offered Securities shall have the terms set forth in the Prospectus dated April 27, 2009 and the Prospectus Supplement dated June 15, 2009, including the following:

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Terms of Offered Securities:

                Maturity Date:                 2019 Notes – July 1, 2019

2039 Notes – July 1, 2039

                Interest Rate:                   2019 Notes – 5.70%

2039 Notes – 6.55%

Redemption Provisions: The Company may at its option redeem the Offered Securities in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the applicable series of Offered Securities, at a redemption price equal to the greater of (i) 100% of the principal amount of such Offered Securities and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points for the 2019 Notes (the “2019 Make-Whole Amount”) and 35 basis points for the 2039 Notes (the “2039 Make-Whole Amount”), plus, in each case, accrued interest thereon to the date of redemption; and as further described in the Prospectus Supplement dated June 15, 2009.

                Interest Payment Dates:    2019 Notes – January 1 and July 1

  commencing January 1, 2010.

  (Interest accrues from June 18, 2009)

  2039 Notes – January 1 and July 1

  commencing January 1, 2010.

  (Interest accrues from June 18, 2009)

Form and Denomination: Global; $2,000 denominations and in multiples of $1,000 in excess thereof.

Ranking: Senior unsecured

Other Terms: As set forth in the Prospectus Supplement.

Capitalized terms used above and not defined herein shall have the meanings set forth in the Prospectus and Prospectus Supplement referred to above.

All communications hereunder shall be in writing and effective only upon receipt and (a) if to the Underwriters, shall be delivered, mailed or sent via facsimile in care of (i) Banc of America Securities LLC, One Bryant Park, NY1-100-18-03, New York, NY 10036; facsimile number (646) 855-5958; Attention: High Grade Transaction Management/Legal, (ii) Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019; facsimile number (646) 834-8133; Attention: Syndicate Registration, (iii) BNP Paribas Securities Corp., 787 7th Avenue New York, NY 10019; facsimile number (212) 841-3930; Attention: Syndicate Desk, (iv) Wachovia Capital Markets, LLC, One

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Wachovia Center, 301 S. College Street, Charlotte, NC 28288-0613; facsimile number (704) 383-9165; Attention: Transaction Management Department; or (b) if to the Company shall be delivered, mailed or sent via facsimile to One Comcast Center, Philadelphia, Pennsylvania 19103, facsimile number (215) 286-7744, attention: Arthur R. Block and William E. Dordelman.

The Company acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Offered Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Offered Securities contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

Except as set forth below, all provisions contained in the document entitled Comcast Corporation Underwriting Agreement Standard Provisions (Debt Securities)) dated April 27, 2009, (the “Standard Provisions”), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

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Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

Very truly yours,

Banc of America Securities LLC Barclays Capital Inc. BNP Paribas Securities Corp. Wachovia Capital Markets, LLC

On behalf of themselves and the other Underwriters named herein

By:	Banc of America Securities LLC

By:	/s/ Keith Harman
Name: Keith Harman Title: Managing Director

By:	Barclays Capital Inc.

By:	/s/ Pamela Kendall
Name: Pamela Kendall Title: Director

By:	BNP Paribas Securities Corp.

By:	/s/ Jim Turner
Name: Jim Turner Title: Managing Director Head of Debt Capital Markets

By:	Wachovia Capital Markets, LLC

By:	/s/ Jim Stenson
Name: Jim Stenson Title: Managing Director

Accepted:

COMCAST CORPORATION

By:	/s/ William E. Dordelman
Name: William E. Dordelman Title: Vice President, Treasurer

COMCAST CABLE COMMUNICATIONS, LLC

By:	/s/ William E. Dordelman
Name: William E. Dordelman Title: Vice President, Treasurer

COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.

By:	/s/ William E. Dordelman
Name: William E. Dordelman Title: Vice President, Treasurer

COMCAST CABLE HOLDINGS, LLC

By:	/s/ William E. Dordelman
Name: William E. Dordelman Title: Vice President, Treasurer

COMCAST MO GROUP, INC.

By:	/s/ William E. Dordelman
Name: William E. Dordelman Title: Vice President, Treasurer

COMCAST MO OF DELAWARE, LLC

By:	/s/ William E. Dordelman
Name: William E. Dordelman Title: Vice President, Treasurer

SCHEDULE I

TIME OF SALE PROSPECTUS

1. Base Prospectus dated April 27, 2009 relating to the Offered Securities and included in the Registration Statement (File No. 333-158816)

2. Final term sheet containing the final terms of the Offered Securities as set forth in Schedule II hereto and filed with the Commission under Rule 433

I-1

SCHEDULE II

FINAL TERM SHEET

II-1

Filed Pursuant to Rule 433

Registration Statement Number 333-158816

June 15th, 2009

COMCAST CORPORATION

$700,000,000 5.70% NOTES DUE 2019

$800,000,000 6.55% NOTES DUE 2039

Final Term Sheet

Issuer:	Comcast Corporation (the “Company”)

Guarantors:	Comcast Cable Communications, LLC
Comcast Cable Communications Holdings, Inc.
Comcast Cable Holdings, LLC
Comcast MO Group, Inc.
Comcast MO of Delaware, LLC

Issue of Securities:	5.70% Notes due 2019

6.55% Notes due 2039

Denomination:	$2,000 and multiples of $1,000 in excess thereof

Use of Proceeds:	The Company intends to use the proceeds from this offering, after deducting fees and expenses, for repayment of outstanding borrowings under its revolving credit facility, repurchases of outstanding debt in public or privately negotiated transactions, and for working capital and general corporate purposes. As of June 11, 2009, the Company had a balance of $1,000,000,000 outstanding under its revolving credit facility at an interest rate of 0.66875% and for which the loan commitment maturity is January 30, 2013.

Indenture:	Indenture dated as of January 7, 2003 by and among the Company, the Cable Guarantors (other than Comcast MO of Delaware, LLC) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (the “Trustee”), as amended by the First Supplemental Indenture dated as of March 25, 2003 by and among the Company, the Cable Guarantors and the Trustee

Trustee:	The Bank of New York Mellon

Expected Ratings:	Moody’s: Baa1; S&P: BBB+; Fitch: BBB+ [1]

Joint Book-Running Managers:	Banc of America Securities LLC
Barclays Capital Inc.
BNP Paribas Securities Corp.
Wachovia Capital Markets, LLC

Co-Managers:	Citigroup Global Markets Inc.
Daiwa Securities America Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Mitsubishi UFJ Securities (USA) Inc.
Morgan Stanley & Co. Incorporated
RBS Securities Inc.
UBS Securities LLC
SunTrust Robinson Humphrey, Inc.
Lloyds TSB Bank plc
Mizuho Securities USA Inc.
U.S. Bancorp Investments, Inc.
BNY Mellon Capital Markets, LLC

Junior Co-Managers:	Loop Capital Markets, LLC
The Williams Capital Group, L.P.
Blaylock Robert Van, LLC
Cabrera Capital Markets, LLC
Doley Securities, LLC
Guzman & Company
M.R. Beal & Company
Samuel A. Ramirez & Co., Inc.
Muriel Siebert & Co., Inc.
Utendahl Capital Group, LLC

Trade Date:	June 15, 2009

Settlement Date:	June 18, 2009 (T+3)

[1]	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

5.70% Notes Due 2019

Aggregate Principal Amount:	$700,000,000

Maturity:	July 1, 2019

Interest Rate:	5.70% per annum, accruing from June 18, 2009 (calculated on the basis of a 360-day year consisting of twelve 30-day months)

Interest Payment Dates:	January 1 and July 1 commencing January 1, 2010

Pricing Benchmark:	UST 3.125% due May 2019

UST Spot (Yield):	95-00+ (3.731% )

Spread to Benchmark:	+200 bps

Yield to Maturity:	5.731%

Makewhole Redemption:	The 5.70% Notes due 2019 are redeemable at the option of the Company at any time, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis at the Treasury Rate plus 35 basis points, plus in each case accrued interest thereon to the date of redemption.

Additional Issuances:	An unlimited amount of additional 5.70% Notes due 2019 may be issued. The 5.70% Notes due 2019 and any additional 5.70% Notes due 2019 that may be issued may be treated as a single series for all purposes under the indenture.

CUSIP Number:	20030NAZ4

Public Offering Price:	99.763% plus accrued interest, if any, from June 18, 2009

Gross Spread:	0.450%

Net proceeds to Comcast, before expenses:	99.313% per $1,000 principal amount of Notes due 2019; $695,191,000 total

6.55 % Notes Due 2039

Aggregate Principal Amount:	$800,000,000

Maturity:	July 1, 2039

Interest Rate:	6.55% per annum, accruing from June 18, 2009 (calculated on the basis of a 360-day year consisting of twelve 30-day months)

Interest Payment Dates:	January 1 and July 1 commencing January 1, 2010

Pricing Benchmark:	UST 3.50% due February 2039

UST Spot (Yield):	82-14+ (4.588%)

Spread to Benchmark:	+200 bps

Yield to Maturity:	6.588%

Makewhole Redemption:	The 6.55% Notes due 2039 are redeemable at the option of the Company at any time, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis at the Treasury Rate plus 35 basis points, plus in each case accrued interest thereon to the date of redemption.

Additional Issuances:	An unlimited amount of additional 6.55% Notes due 2039 may be issued. The 6.55% Notes due 2039 and any additional 6.55% Notes due 2039 that may be issued may be treated as a single series for all purposes under the indenture.

CUSIP Number:	20030NAY7

Public Offering Price:	99.502% plus accrued interest, if any, from June 18, 2009

Gross Spread:	0.875%

Net proceeds to Comcast, before expenses:	98.627% per $1,000 principal amount of Notes due 2039; $789,016,000 total

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free at 800-294-1322, Barclays Capital Inc. toll-free at 888-603-5847, BNP Paribas Securities Corp. toll-free at 800-854-5674 or Wachovia Capital Markets, LLC toll-free at 800-326-5897.